Exhibit 10.32

ONKURE, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of the Effective Date (as defined below) by and among OnKure, Inc. (the “Company”), Reneo Pharmaceuticals, Inc., (which following the Effective Date (as defined below), will be OnKure Therapeutics, Inc.) (“OnKure”) and [NAME] (“Executive”). Certain capitalized terms used in this Agreement are defined in Section 11.

1. Duties and Scope of Employment.

(a) Positions and Duties. As of [the later of (i)] the Closing (as defined in the Merger Agreement (as defined below))[, and (ii) [DATE]] (the “Effective Date”), Executive shall [immediately commence]/[continue] serving as [TITLE] of the Company and OnKure. Executive will render such business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company Group, as will reasonably be assigned to Executive by [For CEO Only: the Board]/[OnKure’s Chief Executive Officer]. The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.” [For CEO Only: As of the Effective Date, Executive also will serve as a member of the Board. Such service as a Board member by Executive will be subject to any required stockholder action. Executive will not receive compensation for serving as a member of the Board during the Employment Term.]

(b) Obligations. During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s full business efforts and time to the Company Group. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without providing prior notice to the Board. [For CEO Only: As of the Effective Date, the Company has permitted, and the Company Group continues to permit, (in each case, subject to the Board’s review from time to time as the Board deems appropriate) Executive to engage in the employment, occupation, or consulting activity set forth in Appendix A, and Executive hereby acknowledges and warrants that Executive is not engaged in any other employment, occupation, or consulting activity not set forth in Appendix A.] Executive also agrees that, during the Employment Term[For CEO Only:, except as permitted by the Board in writing,] Executive will not engage in any other employment, occupation, consulting activity, or other business activity directly related to the business in which the Company Group is now involved or becomes involved during the Employment Term, nor will Executive engage in any other activities that conflict with Executive’s obligations to the Company Group. The Board shall determine in its sole discretion whether any of Executive’s other employment, occupation, consulting activity, or other business activity conflicts with Executive’s obligations to the Company Group[For CEO Only:, and Executive hereby agrees to recuse himself from any such determination process conducted by the Board.] Executive further agrees to comply with all Company Group policies currently in existence or that may be adopted by the Company Group during the Employment Term.

(c) Prior Agreements. Executive hereby represents and warrants to the Company that Executive is not party to any contract, understanding, agreement, or policy, written or otherwise, which would be breached by Executive entering into, or performing services under, this Agreement. Executive agrees to disclose to the Company any and all agreements relating to Executive’s prior employment that may affect Executive’s eligibility to be employed by the Company or limit the manner in which Executive may be employed. Executive hereby represents and warrants that any such agreements will not prevent Executive from performing the duties of Executive’s position. Executive hereby agrees not to bring any third-party confidential information to the Company Group, including that of Executive’s former employer, and that Executive will not in any way utilize any such information in performing Executive’s duties for the Company Group.

2. At-Will Employment. The parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice either by the Company or by the Executive. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s employment with the Company as being at-will.

3. Compensation.

(a) Base Salary. During the Employment Term, as compensation for Executive’s services, the Company will pay Executive an annual base salary of $[—]. Executive’s base salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholdings. Executive’s base salary will be subject to review and adjustments will be made based upon the Company’s normal performance review practices, in the Company’s sole discretion. Moreover, the Company may modify salaries and benefits from time to time as it deems necessary.

(b) Annual Bonus. For the 2024 year, Executive will be eligible for a target annual cash bonus opportunity equal to [—] percent ([—]%) of Executive’s base salary earned for the year. Any annual bonus will be subject to performance and other criteria established by the Board or its Compensation Committee (the “Committee”), as applicable, in its sole discretion. Executive’s annual bonus opportunity and the applicable terms and conditions may be adjusted from time to time by the Board or the Committee, as applicable, in its sole discretion, and no amount of any annual bonus is guaranteed. To be eligible for any bonus, Executive must be employed by the Company Group at the time any bonus amount is to be paid.

(c) Equity. Executive will be eligible to receive Awards of stock options or other equity Awards pursuant to such plans or arrangements as OnKure may have in effect from time to time. The Board or the Committee, as applicable, will determine in its sole discretion whether Executive will be granted any such Awards and the terms of any such Award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time. Each outstanding Company and OnKure equity award granted prior to the Effective Date will remain subject to the terms of the applicable Company or OnKure equity incentive plan and award agreement under which it was granted (collectively, the “Equity Documents”), including with respect to vesting.

4. Employee Benefits. During the Employment Term, Executive will be entitled to participate in employee benefit plans and programs of the Company or, if applicable, OnKure, if any, on the same terms and conditions as other similarly-situated employees. The Company and OnKure reserve the right to cancel or change the benefit plans and programs they offer to their employees at any time.

5. Vacation. Executive will be entitled to paid vacation in accordance with the Company’s vacation policy, with the timing and duration of specific days off mutually and reasonably agreed to by the parties hereto.

6. Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other necessary expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

7. Severance Benefits.

(a) Qualifying Termination Outside of the Change in Control Period. In the event of a Qualifying Termination that occurs other than during the Change in Control Period, the Company will provide, or will cause to be provided, to Executive the following payments and benefits, subject to the requirements of this Agreement:

(i) Salary Severance. A single, lump sum, cash payment equal to [100%] of Executive’s Salary.

(ii) COBRA Severance. Subject to Executive timely electing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), Company Group-reimbursed or, at the election of the Company or the employing member of the Company Group, Company-paid, premiums required for continued coverage pursuant to COBRA under the Company Group’s group health, dental and vision care plans for Executive and any of Executive’s eligible dependents, as applicable, following the Qualifying Termination (the “COBRA Benefits”) until the earliest of: (a) [12] months following the date of the Qualifying Termination, (b) the date on which Executive and Executive’s eligible dependents (as applicable) become covered under similar plans, or (c) the expiration of Executive’s (and any of Executive’s eligible dependents’, as applicable) eligibility for continuation coverage under COBRA.

(b) Qualifying Termination During the Change in Control Period. In the event of a Qualifying Termination that occurs during the Change in Control Period, the Company will provide, or cause to be provided, to Executive the following payments and benefits, subject to the requirements of this Agreement:

(i) Salary Severance. A single, lump sum, cash payment equal to [For CEO Only: 150%][100%] of Executive’s Salary.

(ii) Target Bonus Severance. A single, lump sum, cash payment equal to [For CEO Only: 150%][100%] of Executive’s Target Bonus.

(iii) COBRA Severance. Subject to Executive timely electing continuation coverage under COBRA, the COBRA Benefits until the earliest of: (a) [For CEO Only: 18][12] months following the date of the Qualifying Termination, (b) the date on which Executive and Executive’s eligible dependents (as applicable) become covered under similar plans, or (c) the expiration of Executive’s (and any of Executive’s eligible dependents, as applicable) eligibility for continuation coverage under COBRA.

(iv) Vesting Acceleration of Time-Based Awards. Vesting acceleration of one hundred percent (100%) of any Time-Based Awards that are outstanding and unvested as of the date of the Qualifying Termination. For purposes of clarity, in the event of Executive’s Qualifying Termination that occurs prior to a Change in Control, any then outstanding and unvested portion of Executive’s Awards will remain outstanding (and unvested) until the earlier of (x) three (3) months following the Qualifying Termination, or (y) a Change in Control that occurs within three (3) months following the Qualifying Termination, solely so that any benefits due on a Qualifying Termination can be provided if the Qualifying Termination occurs during the Change in Control Period (provided that in no event will Executive’s stock option Awards or similar Awards remain outstanding beyond the Award’s maximum term to expiration). If no Change in Control occurs within three (3) months following a Qualifying Termination, any unvested portion of Executive’s Awards automatically and permanently will be forfeited at the end of the day on the date three (3) months following the date of the Qualifying Termination without having vested.

(c) Termination Other Than a Qualifying Termination. If the termination of Executive’s employment with the Company Group does not constitute a Qualifying Termination, then Executive will not be entitled to receive any severance or other benefits in connection with such termination except for those, if any, as may be established under the Company Group’s then existing severance and benefits plans or programs applicable to Executive.

(d) Non-duplication of Payment or Benefits. For purposes of clarity, in the event of a Qualifying Termination that occurs during the period within three (3) months prior to a Change in Control, any severance payments and benefits to be provided to Executive under Section 7(b) will be reduced by any amounts that already were provided to Executive under Section 7(a). Notwithstanding any provision of this Agreement to the contrary, if Executive is entitled to any cash severance, continued health coverage benefits, vesting acceleration of any Awards, or other severance or separation benefits similar to those provided under this Agreement, by operation of applicable law or under a plan, policy, contract, or arrangement sponsored by the Company or any other member of the Company Group or to which the Company or any other member of the Company Group is a party other than this Agreement (“Other Benefits”), then the corresponding severance payments and benefits under this Agreement will be reduced by the amount of Other Benefits paid or provided to Executive.

(e) Death of Executive. In the event of Executive’s death before all payments or benefits Executive is entitled to receive under this Agreement have been provided, the unpaid amounts will be provided to Executive’s designated beneficiary, if living, or otherwise to the authorized representative of Executive’s estate in accordance with the terms of this Agreement.

(f) Transfer Between Company Group Members. For purposes of this Agreement, if Executive is involuntarily transferred from one member of the Company Group to another, such transfer will not constitute a termination without Cause, but depending on the circumstances, such transfer may give Executive the ability to resign for Good Reason, subject to Section 11(j) and other requirements set forth in this Agreement.

8. Accrued Compensation. On any termination of Executive’s employment with the Company Group, Executive will be entitled to receive all expense reimbursements, wages, and other benefits due to Executive under any plans, policies, and arrangements of the Company (or other member of the Company Group, as applicable).

9. Conditions to Receipt of Severance.

(a) Separation Agreement and Release of Claims. Executive’s receipt of any severance payments or benefits upon a Qualifying Termination under Section 7 is subject to Executive (or, in the event of Executive’s death, Executive’s designated beneficiary, if living, or otherwise to the authorized representative of Executive’s estate) signing and not revoking the Company Group’s then standard separation agreement and release of claims (the “Release”), which must become effective and irrevocable no later than the sixtieth (60th) day following the date of the Qualifying Termination (the “Release Deadline Date”). If the Release does not become effective and irrevocable by the Release Deadline Date, Executive (and Executive’s estate and/or beneficiaries) will forfeit any right to the severance payments or benefits under Section 7.

(b) Payment Timing. Any lump sum cash severance payments under Section 7 relating to salary severance and any bonus severance will be provided to Executive on the earlier of the first regularly scheduled payroll date of the Company (or other then-applicable member of the Company Group) following the date the Release becomes effective and irrevocable or the seventieth (70th) day following the date of the Qualifying Termination (or with respect to such payments under Section 7(b), if later, on the date of, and contingent upon, the completion of the Change in Control), subject to any delay required by Section 13 below. Any Time-Based Awards that are restricted stock units, performance shares, performance units, and/or similar full value awards (“Full Value Awards”) that accelerate vesting under Section 7(b)(iv) will be settled, subject to any delay required by Section 13 below (or the terms of the Full Value Award agreement or other Company Group plan, policy, or arrangement governing the settlement timing of the Full Value Award to the extent such terms specifically require any such delay in order to comply with the requirements of Section 409A, as applicable), (a) on a date within ten (10) days following the date the Release becomes effective and irrevocable, or (b) if later, in the event of a Qualifying Termination that occurs prior to a Change in Control, on a date on or before the date of, and contingent upon, completion of the Change in Control. Any Time-Based Awards that are stock options or stock appreciation rights that, in either case, are exempt from the provisions of Section 409A and that accelerate vesting under Section 7(b)(iv) will have such acceleration provided (a) on the Release effectiveness date or (b) if later, in the event of a Qualifying Termination that occurs prior to a Change in Control, on a date on or before the date of, and contingent upon, completion of the Change in Control.

(c) COBRA Severance Limitations. If the Company (or other applicable member of the Company Group) determines in its sole discretion that it cannot provide the COBRA Benefits set forth in Section 7(a)(ii) or 7(b)(iii), as applicable (the “COBRA Severance”) without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of such COBRA Severance, subject to any delay required by Section 13 below, the Company will provide, or cause to be provided, to Executive a taxable monthly payment payable on the last day of a given month (except as provided by the last sentence in this Section 9(c)), in an amount equal to (x) in the case of COBRA Severance under Section 7(a)(ii), the monthly COBRA premium necessary to continue coverage under the Company Group’s group health, dental and vision care plans for Executive and any of Executive’s eligible dependents, as applicable, as in effect on the date of the Qualifying Termination, or (y) in the case of

COBRA Severance under Section 7(b)(iii), the monthly COBRA premium that would be required to continue coverage under the Company Group’s group health, dental and vision care plans for Executive and Executive’s eligible dependents, as applicable, as in effect on the date of the Qualifying Termination, in each case, which amount will be based on the premium rates applicable for the first month of COBRA Severance for Executive and any eligible dependents of Executive (each, a “COBRA Replacement Payment”), and which COBRA Replacement Payments will be made regardless of whether Executive elects COBRA continuation coverage and will end on the earlier of (a) the date upon which Executive obtains other employment, or (b) the date the Company Group has paid an amount totaling the number of COBRA Replacement Payments equal to the number of months in the applicable COBRA Severance period set forth in clause (a) of Section 7(a)(ii) or Section 7(b)(iii), as applicable. For purposes of clarity, the COBRA Replacement Payments may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to any applicable withholdings. Notwithstanding anything to the contrary under this Agreement, if the Company (or other applicable member of the Company Group) determines in its sole discretion at any time that it cannot provide the COBRA Replacement Payments without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive the COBRA Replacement Payments or any further COBRA Severance.

10. Limitation on Payments.

(a) Reduction of Severance Benefits. If any payment or benefit that Executive would receive from the Company Group or any other party whether in connection with the provisions in this Agreement or otherwise (the “Payments”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code and (b) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Payments will be either delivered in full, or delivered as to such lesser extent that would result in no portion of the Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in Executive’s receipt, on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some of the Payments may be subject to the Excise Tax. If a reduction in Payments is made in accordance with the immediately preceding sentence, the reduction will occur, with respect to the Payments considered parachute payments within the meaning of Code Section 280G, in the following order: (i) reduction of cash payments in reverse chronological order (that is, the cash payment owed on the latest date following the occurrence of the event triggering the Excise Tax will be the first cash payment to be reduced); (ii) cancellation of equity awards that were granted “contingent on a change in ownership or control” within the meaning of Section 280G of the Code in the reverse order of date of grant of the equity awards (that is, the most recently granted equity awards will be cancelled first); (iii) reduction of the accelerated vesting of equity awards in the reverse order of date of grant of the equity awards (that is, the vesting of the most recently granted equity awards will be cancelled first); and (iv) reduction of employee benefits in reverse chronological order (that is, the benefit owed on the latest date following the occurrence of the event triggering the Excise Tax will be the first benefit to be reduced). In no event will Executive have any discretion with respect to the ordering of Payment reductions. Executive will be solely responsible for the payment of all personal tax liability that is incurred as a result of the payments and benefits received under this Agreement, and neither the Company Group nor any affiliate of the Company Group have any responsibility, liability or obligation to reimburse, indemnify or hold harmless Executive for any of those payments of personal tax liability.

(b) Determination of Excise Tax Liability. Unless the Company (or OnKure, as applicable) and Executive otherwise agree in writing, any determinations required under this Section 10 will be made in writing by a nationally recognized accounting or valuation firm (the “Firm”) selected by the Company (or OnKure, as applicable), whose determinations will be conclusive and binding upon Executive and the Company Group for all purposes. For purposes of making the calculations required by this Section 10, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company Group and Executive will furnish to the Firm such information and documents as the Firm reasonably may request in order to make determinations under this Section 10. The Company will bear the costs and make all payments required to be made to the Firm for the Firm’s services that are rendered in connection with any calculations contemplated by this Section 10. The Company Group will have no liability to Executive for the determinations of the Firm.

11. Definitions.

(a) “Award” means stock options and other equity awards covering shares of OnKure common stock (regardless of the class of such capital stock) granted to Executive, including Company equity awards assumed by OnKure, as applicable.

(b) “Board” means the Board of Directors of OnKure.

(c) “Cause” means any one or more of the following: (i) Executive’s gross negligence or willful misconduct; (ii) Executive being convicted of, or entering a plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or of any crime that causes or is reasonably likely to cause significant harm, including (but not limited to) significant reputational, economic or operational harm, to the Company Group (“Harm”); (iii) an act of dishonesty by Executive in connection with Executive’s responsibilities as an employee that causes or is reasonably likely to cause Harm, or an act of fraud, embezzlement or misappropriation with respect to the Company Group; (iv) Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of any member of the Company Group or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company Group, which use or disclosure causes or is reasonably likely to cause Harm; (v) Executive’s willful breach of any obligations under any material written agreement or covenant with any member of the Company Group; (vi) a material failure or material violation by Executive to comply with the material written policies or rules of any applicable member of the Company Group that have been provided to Executive; (vii) Executive’s continued failure to perform Executive’s employment duties (other than due to Disability) after Executive has received a written demand of performance from any applicable member of the Company Group which specifically sets forth the factual basis for the belief that Executive has not substantially performed Executive’s duties and after Executive has failed to cure such non-performance to such Company Group member’s reasonable satisfaction within ten (10) business days after receiving such notice; provided, however, that in any given twelve (12) month period, Executive will have no more than one opportunity to cure a failure to perform under this clause (vii); or (viii) Executive’s failure to cooperate in good faith with a governmental or internal investigation of the Company Group or its directors, officers or employees, if a member of the Company Group has requested Executive’s cooperation.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of OnKure. A change in the ownership of OnKure which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of OnKure that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of OnKure; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of OnKure prior to such additional acquisition, will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of OnKure as a result of a capital raising transaction of OnKure that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of OnKure immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of OnKure’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of OnKure or of the ultimate parent entity of OnKure, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own OnKure, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) Change in Effective Control of OnKure. If OnKure has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of OnKure which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of OnKure, the acquisition of additional control of OnKure by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of OnKure’s Assets. A change in the ownership of a substantial portion of OnKure’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from OnKure that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of OnKure immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of OnKure’s assets: (A) a transfer to an entity that is controlled by OnKure’s stockholders immediately after the transfer, or (B) a transfer of assets by OnKure to: (1) a stockholder of OnKure (immediately before the asset transfer) in exchange for or with respect to OnKure’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by OnKure, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of OnKure, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection. For purposes of this subsection, gross fair market value means the value of the assets of OnKure, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with OnKure.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A. Further, and notwithstanding the foregoing, neither the consummation of the First Merger nor the Second Merger (as defined in that certain Agreement and Plan of Merger, dated May 10, 2024, entered into between the Company and OnKure (the “Merger Agreement”)), either alone or in combination, will constitute a Change in Control for purposes of the Plan.

Further and for purposes of clarity, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of OnKure’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held OnKure’s securities immediately before such transaction.

(e) “Change in Control Period” means the period beginning on the date three (3) months prior to a Change in Control and ending on (and inclusive of) the date that is the one (1) year anniversary of a Change in Control.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Company Group” means OnKure, the Company, and each of OnKure’s other subsidiaries.

(h) “Deferred Payments” means any severance or separation payments or benefits to be paid or provided to Executive pursuant to this Agreement and any other severance or separation payment or benefits to be paid or provided to such Executive, that when considered together, are considered deferred compensation under Section 409A.

(i) “Disability” means total and permanent disability as defined in Code Section 22(e)(3).

(j) “Good Reason” means the termination of Executive’s employment with the Company Group by Executive in accordance with the next sentence after the occurrence of one or more of the following events without Executive’s express written consent: (i) a material reduction of Executive’s base salary, unless such reduction is part of a generalized salary reduction affecting similarly situated employees (provided that a reduction of 10% or less in any one calendar year will not be deemed material); (ii) a material reduction of Executive’s authority, duties or responsibilities as an employee relative to such authority, duties or responsibilities in effect immediately prior to such reduction (provided that Executive’s authority, duties and responsibilities will not be deemed to be materially reduced if Executive has reasonably comparable authority, duties and responsibilities as an employee with respect to the Company’s business following a Change in Control, regardless of any change in title or whether Executive subsequently provides services to a subsidiary, affiliate, business unit, division or otherwise); or (iii) a material change in the principal geographic location at which

Executive must perform services for the Company Group (provided that Executive’s relocation to a facility or a location that would not increase Executive’s one-way commute distance by more than thirty-five (35) miles from Executive’s then-principal residence will not be considered a material change in geographic location).

In order for the termination of Executive’s employment with the Company Group to be for Good Reason, Executive must not terminate employment with the Company Group without first providing written notice to the Company of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a cure period of thirty (30) days following the date of written notice (the “Cure Period”), the grounds must not have been cured during that time, and Executive must terminate employment with the Company Group within thirty (30) days following the Cure Period. To the extent Executive’s principal work location is not the Company Group’s corporate offices or facilities due to a temporary shelter-in-place order, quarantine order, or similar work-from-home requirement that applies to Executive, Executive’s principal work location, from which a change in location for purposes of this definition will be measured, will be considered the Company Group’s office or facility location where Executive’s employment with the Company Group primarily was based immediately before the commencement of such temporary shelter-in-place order, quarantine order, or similar work-from-home requirement.

(k) “Qualifying Termination” means a termination of Executive’s employment with the Company Group either (i) by the Company Group without Cause and other than due to Executive’s death or Disability (provided that the transfer of Executive’s employment to another member of the Company Group shall not be deemed to constitute the Company’s termination of Executive’s employment with the Company Group), or (ii) by Executive for Good Reason.

(l) “Salary” means Executive’s base salary in effect immediately prior to Executive’s Qualifying Termination (or, if the termination is due to a resignation for Good Reason based on a material reduction in Executive’s base salary, then Executive’s annual base salary in effect immediately prior to the reduction) or, if Executive’s Qualifying Termination occurs during the Change in Control Period and the amount is greater, Executive’s annual base salary in effect immediately prior to the Change in Control.

(m) “Section 409A” means Code Section 409A and the Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

(n) “Target Bonus” means Executive’s annual (or annualized, as applicable) target bonus in effect immediately prior to Executive’s Qualifying Termination or, if Executive’s Qualifying Termination occurs during the Change in Control Period and the amount is greater, Executive’s annual (or annualized, if applicable) target bonus in effect immediately prior to the Change in Control.

(o) “Time-Based Awards” means Awards that, as of (x) the date of the Qualifying Termination, or (y) in the case of a Qualifying Termination during the Change in Control Period, the later of the date of the Qualifying Termination or immediately prior to the Change in Control, are held by Executive and subject to continued service-based vesting criteria, but not subject to the achievement of any performance-based or other similar vesting criteria.

12. Taxes. The Company Group will have the right and authority to deduct from any payments or benefits under this Agreement all applicable federal, state, and local taxes or other required withholdings and payroll deductions (“Withholdings”). Prior to the payment of any amounts or provision of any benefits under this Agreement, the Company Group is permitted to deduct or withhold, or require Executive to remit to the Company Group, an amount sufficient to satisfy any applicable Withholdings with respect to such payments and benefits.

13. Section 409A.

(a) The Company intends that all payments and benefits provided under this Agreement or otherwise are exempt from, or comply with, the requirements of Section 409A so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities and ambiguous terms in this Agreement will be interpreted in accordance with this intent. No Deferred Payments will be paid or otherwise provided pursuant to this Agreement until Executive has a “separation from service” within the meaning of Section 409A. To the extent required to be exempt from or comply with Section 409A, references to the termination of Executive’s employment or similar phrases used in this Agreement will mean Executive’s “separation from service” within the meaning of Section 409A.

(b) Notwithstanding any provisions to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s separation from service (other than due to death), then any payments or benefits under this Agreement that constitute Deferred Payments payable within the first six (6) months after Executive’s separation from service instead will be payable on the date six (6) months and one (1) day after Executive’s separation from service; provided that in the event of Executive’s death within such six (6) month period, any payments delayed by this Section 13(b) will be paid to Executive in a lump sum as soon as administratively practicable after the date of Executive’s death. To the extent that Executive is not a specified employee but Executive’s Qualifying Termination occurs at a time during the year whereby the Release Deadline Date will occur in the year immediately following the year in which the Qualifying Termination occurs, then any payments or benefits under this Agreement that constitute Deferred Payments that otherwise would be payable prior to the Release Deadline Date instead will be paid on the Release Deadline Date.

(c) The Company reserves the right to amend this Agreement as it considers necessary or advisable, in its sole discretion and without the consent of Executive or any other individual, to comply with any provision required to avoid the imposition of the additional tax imposed under Section 409A or to otherwise avoid income recognition under Section 409A prior to the actual payment of any benefits or imposition of any additional tax. Each payment, installment, and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2). In no event will Executive have any discretion to choose Executive’s taxable year in which any payments or benefits are provided under this Agreement. In no event will the Company Group or any affiliate of the Company Group have any responsibility, liability or obligation to reimburse, indemnify or hold harmless Executive for any taxes, penalties or interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.

14. Confidential Information. Executive [acknowledges that Executive and the Company have previously entered into an]/[agrees to enter into an] [Employee Confidential Information, Inventions Assignment, Non-Solicitation and Noncompete Agreement] (the “Confidential Information Agreement”), [dated [DATE]] as a condition of employment. Nothing in this Agreement limits the duties and obligations imposed on Executive by the Confidential Information Agreement, and the Confidential Information Agreement will survive this Agreement and remain in full force and effect, without limiting any provisions of this Agreement. Executive acknowledges that the Confidential Information Agreement contains non-compete and non-solicitation covenants that could restrict Executive’s options for subsequent employment following Executive’s separation from the Company Group. Specifically, the non-competition covenant is found in Section [5] of the Confidential Information Agreement and the non-solicitation covenant is found in Section [4] of the Confidential Information Agreement.

15. Arbitration

A. Arbitration. IN CONSIDERATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, THE COMPANY GROUP’S PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH EXECUTIVE, AND EXECUTIVE’S RECEIPT OF COMPENSATION AND OTHER BENEFITS PAID OR PROVIDED TO EXECUTIVE BY THE COMPANY GROUP, AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT EXECUTIVE MAY HAVE WITH THE COMPANY GROUP (INCLUDING ANY COMPANY GROUP EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, OR BENEFIT PLAN OF THE COMPANY GROUP, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY GROUP AT ANY TIME OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY GROUP, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. SEC. 1 ET SEQ.) (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EXECUTIVE FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE COLORADO CIVIL RIGHTS LAWS, THE COLORADO WAGE LAW, THE COLORADO WAGE CLAIM ACT, THE FAMILY AND MEDICAL LEAVE ACT, CLAIMS

RELATING TO EMPLOYMENT STATUS, COMPENSATION (CASH, EQUITY, BONUS, OR OTHERWISE), OR CLASSIFICATION, AND CLAIMS OF HARASSMENT, DISCRIMINATION, RETALIATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT. TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY, OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE, AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT EXECUTIVE AGREES TO ARBITRATE, EXECUTIVE HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. EXECUTIVE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY GROUP MAY HAVE WITH EXECUTIVE. EXECUTIVE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES EXECUTIVE TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER THE SARBANES-OXLEY ACT OR OTHER LAW THAT EXPRESSLY PROHIBITS ARBITRATION OF A CLAIM NOTWITHSTANDING THE APPLICATION OF THE FAA.

B. Administration of Arbitration. EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS EMPLOYMENT RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM THE COMPANY. IF THE JAMS EMPLOYMENT RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UTILIZING THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE (THE RULES UNDER WHICH THE ARBITRATION IS ADMINISTERED, WHETHER THE JAMS EMPLOYMENT RULES OR OTHERWISE, ARE REFERRED TO HEREIN AS THE “JAMS RULES”). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS SECTION AND THE JAMS RULES, THIS SECTION SHALL TAKE PRECEDENCE. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH FOR SUCH MOTIONS UNDER APPLICABLE LAW, INCLUDING THE COLORADO CODE OF CIVIL PROCEDURE. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. EXECUTIVE AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. EXECUTIVE UNDERSTANDS THAT THE COMPANY GROUP WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EXECUTIVE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EXECUTIVE INITIATES, BUT ONLY SO

MUCH OF THE FILING FEES AS EXECUTIVE WOULD HAVE INSTEAD PAID HAD EXECUTIVE FILED A COMPLAINT IN A COURT OF LAW THAT WOULD HAVE HAD JURISDICTION OVER SUCH COMPLAINT. SUBJECT TO THE FAA’S EXCLUSIVE APPLICABILITY TO THE ENFORCEMENT OF THIS AGREEMENT TO ARBITRATE, EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION HEARING OR PROCEEDING APPLYING COLORADO SUBSTANTIVE AND DECISIONAL LAW AND THE COLORADO CODE OF CIVIL PROCEDURE. EXECUTIVE AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN BOULDER COUNTY, COLORADO.

C. Remedy. FOR PURPOSES OF SEEKING PROVISIONAL REMEDIES ONLY, EXECUTIVE AGREES THAT THE COMPANY GROUP AND EXECUTIVE SHALL BE ENTITLED TO PURSUE ANY PROVISIONAL REMEDY PERMITTED BY THE COLORADO UNIFORM ARBITRATION ACT, OR OTHERWISE PROVIDED BY THIS AGREEMENT. EXCEPT FOR SUCH PROVISIONAL RELIEF, EXECUTIVE AGREES THAT ANY RELIEF OTHERWISE AVAILABLE TO THE COMPANY GROUP OR EXECUTIVE UNDER APPLICABLE LAW SHALL BE PURSUED SOLELY AND EXCLUSIVELY IN ARBITRATION PURSUANT TO THE TERMS OF THIS AGREEMENT.

D. Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EXECUTIVE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW NOTWITHSTANDING THE PRESENCE OF A VALID, ENFORCEABLE ARBITRATION AGREEMENT.

E. Voluntary Nature of Agreement; Enforcement. EXECUTIVE ACKNOWLEDGES AND AGREE THAT EXECUTIVE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT AND THAT EXECUTIVE HAS ASKED ANY QUESTIONS NEEDED FOR EXECUTIVE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL. EXECUTIVE AGREES THAT EXECUTIVE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THIS ARBITRATION AGREEMENT IS TO BE ENFORCED TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. ACCORDINGLY, EXECUTIVE AGREES THAT IF A COURT OR OTHER BODY OF COMPETENT JURISDICTION FINDS THAT ANY PROVISION OR PORTION OF THIS ARBITRATION AGREEMENT IS INVALID OR UNENFORCEABLE, SUCH PROVISION OR PORTION, AS APPLICABLE, SHALL BE ENFORCED TO THE MAXIMUM EXTENT PERMISSIBLE BY APPLICABLE LAW OR, IF NECESSARY, SEVERED, AND THE REMAINDER OF THE ARBITRATION AGREEMENT WILL CONTINUE WITH FULL FORCE AND EFFECT.

16. Protected Activities Not Prohibited. Nothing in this Agreement or the Confidential Information Agreement limits or prohibits Executive from filing and/or pursuing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law. In addition, nothing in this Agreement or the Confidential Information Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, to the extent such disclosures are protected by applicable law. Notwithstanding the preceding, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company Group trade secrets, proprietary information, or confidential information that does not involve the activity protected herein. Executive further understands that Executive is not permitted to disclose the Company Group’s attorney-client privileged communications or attorney work product. Finally, nothing in this Agreement or the Confidential Information Agreement (i) limits employees’ rights to discuss or disclose wages, benefits, or terms and conditions of employment as protected by applicable law, including any rights under Section 7 of the National Labor Relations Act, or (ii) otherwise impairs employees from assisting other Company Group employees and/or former employees in the exercise of their rights under Section 7 of the National Labor Relations Act.

17. Assignment. This Agreement will be binding upon and inure to the benefit of (i) the heirs, executors, and legal representatives of Executive upon Executive’s death and (ii) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

18. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a well-established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

OnKure, Inc.

Attn: [For CEO Only: Board of Directors]/[Chief Executive Officer]

6707 WINCHESTER CIRCLE

SUITE 400

BOULDER, COLORADO 80301

If to Executive:

at the last residential address known by the Company.

19. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

20. Integration. This Agreement (along with all appendices hereto), together with the Confidential Information Agreement and the Equity Documents (as may be modified hereby), represent the entire agreement and understanding between the parties as to Executive’s employment with the Company at any time and supersede all prior or contemporaneous agreements whether written or oral. Except as set forth in Section 13(c), this Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.

21. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

22. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

23. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

24. Governing Law. This Agreement will be governed by the laws of the State of Colorado (with the exception of its conflict of laws provisions), except that the enforceability of the arbitration agreement shall be subject to the FAA.

25. Acknowledgment. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

26. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement (in the case of the Company, by a duly authorized officer), effective as of the Effective Date.

COMPANY:

ONKURE, INC.

By:	Date:	__________________________

Name:

Title:

ONKURE THERAPEUTICS, INC.

By:	Date:	__________________________

Name:

Title:

EXECUTIVE:
	Date:	__________________________
[—]

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

APPENDIX A

Outside Activity